Exhibit 24

POWER OF ATTORNEY

		KNOW ALL MEN BY THESE PRESENTS
that the undersigned hereby constitutes and appoints Peter J. Younger and Elinor A. Wexler, and each of them, any of whom may act without joinder of the others, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign and file one or more of Forms 3, 4, and 5, and amendments thereto, reporting on the undersigned's beneficial ownership of securities of The Cronos Group ("Cronos"), pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

		This Power of Attorney shall remain in
full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by Cronos, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.





/s/ Frank P. Vaughan

------------------------------
Frank P. Vaughan


Dated:  May
12, 2005